Exhibit 99.1

                 Press Release

Contact:  Steve Solomon                        Ken Sgro
          Citadel Security Software Inc.       CEOcast, Inc.
          (214) 750-2454                       (212) 732-4300 x224
          ssolomon@citadel.com


                   CITADEL SECURITY SOFTWARE REPORTS YEAR-END
                         AND FOURTH QUARTER 2004 RESULTS

      Record Orders of $19.4 Million More Than Doubles Year-Over-Year Revenue to
                                  $15.3 Million

DALLAS, TEXAS, MARCH 8, 2005 - Citadel Security Software Inc. (NASDAQ:CDSS), a leader in enterprise vulnerability management and policy enforcement solutions, today announced financial results for its year and fourth quarter ended December 31, 2004. Revenue for the year ended December 31, 2004 was $15,253,000 versus the year-earlier period revenue of $5,856,000. The company reported 2004 fourth quarter revenue of $1,714,000 versus $4,073,000 for the fourth quarter of 2003.

Total orders for product, maintenance and professional services received in 2004 was a record $19.4 million compared to orders of $8.6 million for 2003.
Unfilled order backlog at December 31, 2004 was $2.2 million and deferred revenue for renewal maintenance and professional services was $2.9 million. The company expects that $4.7 million of the $5.1 million total of the unfilled order backlog plus the deferred revenue will be earned and recognized as revenue during 2005.

For the twelve months ended December 31, 2004, the company reported a net loss to common shareholders of $8,719,000, or $(0.30) loss per share, versus a net loss to common shareholders of $5,249,000, or $(0.24) loss per share, for the previous year. For the fourth quarter ended December 31, 2004, the company reported a net loss to common shareholders of $5,681,000, or $(0.19) loss per share, versus a loss to common shareholders of $196,000, or $(.01) loss per share, for the year-earlier period. The net loss to common shareholders in 2004 was impacted by the planned hiring of sales, marketing and development personnel and the build out of the technology infrastructure to support the company's growth in 2004 and beyond.

"2004 was a breakout year for the company as demonstrated by the more than doubling of our year-over-year revenue and the recent recognition by SC Magazine of Hercules as the best security management product in both the government and commercial space," said Steven B. Solomon, CEO of Citadel Security Software Inc. "The decisions by nine government organizations and twenty-three commercial enterprises to select Hercules as their security management solution for their very diverse networks demonstrates a high level of confidence in the performance, scalability and adaptability of Citadel's security solutions to secure enterprise-wide cybersecurity infrastructures. We look forward to continued revenue growth in 2005 from the expected closure of more commercial accounts supplemented by the anticipated additional revenue from the recently announced second quarter 2005 launch of the Hercules Security-On-Demand appliance and the usage-based pricing model."

Some of the highlights for fiscal 2004 included:
     - STRONG SALES GROWTH. The company received $19.4 million in orders for products, maintenance and professional services during 2004. Of that amount, $3.4 million represented orders from commercial enterprises and $16.0 million represented orders from government organizations. The new orders booked translated into recognized revenue of $15.3 million for the year that was more than double the 2003 full year revenue of $5.9 million.
     - STRENGTHENED BALANCE SHEET. The company completed a private placement of preferred stock in February 2004 generating gross proceeds of $15 million. In addition, the company entered into a bank line of credit of $3.5 million that partially funded capital expenditures in 2004. Cash at year-end 2004 was $9.8 million.
     - FURTHER PENETRATION OF GOVERNMENT SECTOR. The momentum that began in the public sector in 2003 and continued into 2004 was highlighted by the selection of Hercules as part of a $10.3 million task order award for automated vulnerability management covering the worldwide systems of the Department of Defense. In addition, 2004 saw repeat orders from the Department of Veteran Affairs for worldwide licensing of Hercules as well as software maintenance and training services.
     - GROWING COMMERCIAL SECTOR REVENUE. The largest commercial contract in the company's history to date was a $1.7 million enterprise-wide contract, which included professional services and the licensing of Hercules to a global communications and services provider.

          Other commercial sector customers include Bank of Alameda, Citizens Business Bank, Hart InterCivic, Providence Health System, Raytheon Company, Sonnenschein Nath & Rosenthal LLP, State Bank & Trust, TechTeam Global, Inc. and the University of Illinois Medical Center, among others.
     - GEOGRAPHIC EXPANSION. The company opened an office in the Washington D.C. area to provide full-service sales, marketing, contract management and pre-sales engineering support to the federal government. In late 2004, the company expanded the focus of this office to cover state and local governments in all 50 states. The company's headquarters also moved to new high-tech facilities in Dallas to showcase the company's security solutions. Finally, field sales personnel were hired in strategic geographic territories throughout the United States to address the commercial market.
     - NASDAQ LISTING. The company's common stock was approved for listing on the NASDAQ Small Cap Market, and began trading in April 2004 under the company's ticker symbol "CDSS".
     - PRODUCT INNOVATION. During 2004 the company released three new versions and updates to Hercules including the new functionality of ConnectGuard and AssetGuard. Also during 2004, Hercules attained Common Criteria certification, Microsoft Windows Server 2003 certification, OVAL certification and full compatibility with CVE compliance. In addition, in February 2005, Hercules 3.0, released in 2004, won two SC Magazine Global Awards for "Best Security Management Solution" and "Best Security Solution for Government." Citadel also recently announced participation in the Cisco NAC and Microsoft NAP programs.
     - HERCULES SECURITY-ON-DEMAND. This solution, available in late second quarter of 2005, is in addition to Citadel's existing Enterprise Vulnerability Management (EVM) solutions. Hercules Security-On-Demand will utilize a pay-as-you-go pricing model that provides customers flexible and ratable pricing and complete access to Citadel's EVM solution through an appliance.

BUSINESS OUTLOOK: Revenue for fiscal 2005 is expected to be between $24.0 million and $25.0 million. The company continues to work toward closing the several large deals that were originally anticipated during the fourth quarter of 2004. Revenue for 2005 is still expected to be concentrated in several large transactions creating variability in the sales cycle. Therefore the company does not expect to provide quarterly guidance. The expected 2005 revenue does not include any estimate of the revenue associated with the Hercules Security-On-Demand appliance or the usage based pricing model which are expected to be available in late second quarter of 2005.

The company remains committed to its investment in experienced sales and marketing personnel and strategic marketing activities targeted at growing its corporate customer base in the commercial sector and building on the gains made in the public sector. Citadel's product offerings, along with professional services, training and educational opportunities, are expected to position the company to continue to grow its customer base and capitalize on increased revenue opportunities. The company anticipates continuing investment in new product development activities and expects to release Hercules 4.0 along with the Hercules Security-On-Demand appliance in late second quarter of 2005. The company believes that the development process and planned projects will continue to enhance both the delivery and functionality of the products. The company currently expects that the employee base of 140 to 150 employees will be sufficient to support its planned business activities.

Mr. Solomon and Richard Connelly, CFO will host a conference call and live Webcast at 4:30 p.m. Eastern Time today. Interested participants may call (800) 901-5259 when calling within the United States or 617-786-4514 when calling internationally. Please reference Conference I.D. Number 78898123. This call is being webcast by CCBN and will be available from the Investor Relations section of the company's corporate website or by going directly to http://www.Citadel.com/4qwebcast.asp and via replay beginning two hours after
------------------------------------
the completion of the call. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in
          ----------------------
CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).
----------------------

Please refer to the Unaudited Financial Tables following this release for the details and comparisons to prior periods for the numbers reported above.

ABOUT CITADEL

Citadel Security Software Inc., a leader in enterprise vulnerability management solutions powered by AVR technology, helps enterprises effectively neutralize security vulnerabilities. Citadel's patent-pending, Common Criteria EAL 3 certified Hercules(R) technology provides users with full control over the automated remediation process, enabling efficient aggregation, prioritization and resolution of vulnerabilities detected by industry-standard vulnerability assessment tools. SecurePC(TM) and NetOFF(TM) products enable companies to enforce security policies from a single point of control. Citadel's solutions enable organizations to ensure the confidentiality of information, reduce the time and costs associated with the inefficient manual remediation process, and facilitate compliance with organizational security policies and government mandates such as FISMA, HIPAA and Gramm-Leach-Bliley legislation. For more information on Citadel, visit www.citadel.com, or contact
                                                     ---------------
the company at (214) 520-9292.

Safe Harbor/Forward-looking Statements:

This press release may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "forecast," "may," "will," "could," "should," "anticipate," "expect," "plan," "believe," "potential" or other similar words indicating future events or contingencies. Some of the things that could cause actual results to differ from expectations are: the economic and geopolitical environment; changes in the information technology spending trends; the uncertainty of funding of government and corporate information technology security projects; the variability of the product sales cycle, including longer sales cycles for government and large commercial contracts; the uncertainty that the company's prospective deals will result in final contracts; the potential changes in the buying decision makers during a customer purchasing cycle; the complexities in scope and timing for finalization of contracts; the fluctuations in product delivery schedules; a lack of Citadel operating history; uncertainty of product development and acceptance; uncertainty of ability to compete effectively in a new market; the uncertainty of profitability and cash flow of Citadel; intellectual property rights and dependence on key personnel; economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; the competitive environment and other trends in the company's industry; the effects of inflation; changes in laws and regulations; changes in the company's business plans, including shifts to new pricing models that may cause delays in licenses; interest rates and the availability of financing; liability, legal and other claims asserted against the company; labor disputes; the company's ability to attract and retain qualified personnel; and adjustments to the amounts presented in the unaudited financial tables as a result of the completion of the audit process. For a discussion of these and other risk factors, see the company's Annual Report on Form 10-KSB for the year ended December 31, 2003 and its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. The company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the company's business or events described in any forward-looking statements. The company disclaims any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

Editors Note: Citadel is a trademark and Hercules(R) is a registered trademark of Citadel Security Software.

Unaudited Financial Tables
--------------------------

                                UNAUDITED BALANCE SHEETS
                                                                        DECEMBER 31,
                                                                    2004           2003
                                                             ---------------  --------------
                            ASSETS
                            ------
CURRENT ASSETS
  Cash and cash equivalents                                  $    9,838,154   $   5,092,161
  Accounts receivable-trade, less allowance
   of $209,000 and $78,500                                          615,749       1,699,154
  Prepaid expenses and other current assets                       1,466,354         214,655
                                                             ---------------  --------------
  Total current assets                                           11,920,257       7,005,970

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation of $726,444 and $1,213,427                         6,356,362         635,748

CAPITALIZED SOFTWARE DEVELOPMENT COSTS,
  net of accumulated amortization of
  $4,433,065 and $3,145,138                                       4,048,452       2,075,169

OTHER ASSETS                                                         83,439          17,243
                                                             ---------------  --------------
  TOTAL ASSETS                                               $   22,408,510   $   9,734,130
                                                             ===============  ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
CURRENT LIABILITIES
  Current portion of long-term debt                          $    1,327,273   $          -
  Accounts payable and accrued expenses                           3,040,665       1,372,826
  Payroll tax obligations                                           350,093         252,317
  Accrued compensation                                            1,063,577         516,128
  Accrued preferred stock dividends payable                         187,500              -
  Current portion of deferred revenue                             2,462,851       2,805,195
  Notes and advances payable to related parties                          -           16,903
                                                             ---------------  --------------
  Total current liabilities                                       8,431,959       4,963,369

Long-term debt, less current portion                              1,989,393              -
Deferred revenue, less current portion                              480,172              -
Other non-current liabilities                                       714,466              -

PREFERRED STOCK, $1,000 stated value per share;
  1,000,000 shares authorized; 15,000 and 0 shares
  issued and outstanding at December 31, 2004 and 2003,
  liquidation preference of $15,187,500                          10,701,847              -
COMMON STOCK, $.01 par value per share;
  50,000,000 shares authorized; 29,845,730
  and 27,830,511 shares issued and outstanding
  at December 31, 2004 and 2003                                     298,457         278,305
ADDITIONAL PAID-IN CAPITAL                                       44,248,609      41,109,824
ACCUMULATED DEFICIT                                             (44,456,393)    (36,617,368)
                                                             ---------------  --------------
STOCKHOLDERS' EQUITY                                             10,792,520       4,770,761
                                                             ---------------  --------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $   22,408,510   $   9,734,130
                                                             ===============  ==============

Unaudited Financial Tables
--------------------------
                                   UNAUDITED STATEMENTS OF OPERATIONS

                                                      THREE MONTHS ENDED              YEARS ENDED
                                                         DECEMBER 31,                 DECEMBER 31,
                                                      2004          2003            2004          2003
                                                  ----------    ----------     -----------    -----------
Revenue
  License fees                                    $  548,031    $3,705,372     $12,361,585    $5,198,010
  Customer support and services                    1,165,746       367,999       2,891,570       658,286
                                                 -----------    ----------     -----------    -----------
    Total revenue                                  1,713,777     4,073,371      15,253,155     5,856,296

Costs of revenue
  Software amortization                              496,515       203,863       1,287,927       473,881
  Customer support and services costs                490,814       101,818       1,507,661       288,323
  Shipping and other costs                            18,217        21,255          36,496        56,544
                                                 -----------   -----------     -----------   ------------
    Total costs of revenue                         1,005,546       326,936       2,832,084       818,748

Operating expenses
  Selling, general and administrative expense      5,120,790     1,943,955      17,550,485     6,388,396
  Product development expense                        642,443       181,361       1,995,612       392,967
  Depreciation expense                               265,399        70,182         670,782       207,924
  Write-off of fixed assets                           77,786            -           77,786            -
                                                 -----------   -----------     -----------   ------------
    Total operating expenses                       6,106,418     2,195,498      20,294,665     6,989,287
                                                 -----------   -----------     -----------   ------------
    Operating income (loss)                       (5,398,187)    1,550,937      (7,873,594)   (1,951,739)

Interest income                                       19,767            -          107,261            -
Interest expense                                     (53,900)   (1,746,472)        (82,612)   (3,036,342)
Other income (expense)                                    -             -            9,920       (35,500)
Write-off of note receivable from related party           -             -               -       (225,000)
                                                 -----------   -----------     -----------   ------------
Loss before income taxes                          (5,432,320)     (195,535)     (7,839,025)   (5,248,581)

Provision for income taxes                                -             -               -             -
                                                 -----------   -----------     -----------   -----------
Net loss                                          (5,432,320)     (195,535)     (7,839,025)   (5,248,581)
Preferred stock dividends                           (187,500)           -         (664,940)           -
Accretion of preferred stock beneficial
  conversion feature                                 (61,542)           -         (215,397)           -
                                                 -----------   -----------     -----------   ------------
Net loss to common shareholders                  $(5,681,362)  $  (195,535)    $(8,719,362)  $(5,248,581)
                                                 ===========   ===========     ===========   ============
Net loss per share to common shareholders
   - basic and diluted                           $     (0.19)  $     (0.01)    $     (0.30)  $     (0.24)
                                                 ===========   ===========     ===========   ============
Weighted average common shares outstanding -
   - basic and diluted                            29,786,137    26,314,562      29,336,894    22,134,040
                                                 ===========   ===========     ===========   ============

Unaudited Financial Tables
--------------------------

                           UNAUDITED STATEMENTS OF CASH FLOWS
                                                                               YEARS ENDED
                                                                                DECEMBER 31,
                                                                             2004          2003
                                                                         ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                                           $(7,839,025)  $(5,248,581)
      Adjustments to reconcile net loss to net cash
        used in operating activities:
          Depreciation and amortization                                    1,958,709       681,806
          Write-off of fixed assets                                           77,786            -
          Provision for returns, allowances and bad debts                    130,500        58,500
          Stock compensation expense                                         129,995            -
          Amortization of debt issuance costs
            recognized as interest expense                                    16,052       333,725
          Beneficial conversion feature of convertible debt
            recognized as interest expense                                        -      1,543,310
          Common stock issued in conjunction with convertible
            debt recognized as interest expense                                   -      1,067,928
          Common stock issued to an officer
             as compensation expense                                              -         82,500
          Common stock, warrants and stock options
            issued for services                                                   -        265,210
          Write-off of note receivable from related party                         -        225,000
      Changes in operating assets and liabilities
        Accounts receivable - trade                                          952,905    (1,590,989)
        Prepaid expenses and other current assets                         (1,198,994)     (158,458)
        Other assets                                                         (10,014)           -
        Accounts payable and accrued expenses                                898,611        98,511
        Payroll tax obligations                                               97,776      (536,245)
        Accrued compensation                                                 547,449       250,688
        Deferred revenue                                                     137,828     2,655,002
                                                                        ------------  -------------
      NET CASH USED IN OPERATING ACTIVITIES                               (4,100,422)     (272,093)

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchases of property and equipment                                 (5,038,193)     (411,211)
      Capitalized software development costs                              (3,261,210)   (1,897,497)
      Issuance of note receivable to CT Holdings                                  -       (225,000)
                                                                        ------------  -------------
      NET CASH USED IN INVESTING ACTIVITIES                               (8,299,403)   (2,533,708)

CASH FLOWS FROM FINANCING ACTIVITIES
      Net proceeds from issuance of preferred stock                       13,797,283            -
      Borrowings on bank lines of credit                                   3,500,000            -
      Payments on bank lines of credit                                      (183,334)           -
      Debt issue costs                                                       (26,396)           -
      Payment of preferred stock dividends                                  (477,439)           -
      Proceeds of notes and advances from related parties                         -        888,522
      Payments on notes and advances from related parties                    (16,903)   (1,463,160)
      Proceeds from notes payable to shareholders                                 -      2,570,000
      Payments on notes payable to shareholders                                   -       (537,000)
      Proceeds from issuance of common stock                                      -      2,397,467
      Proceeds from exercise of warrants                                     216,550     3,629,244
      Proceeds from exercise of stock options                                336,057       199,060
      Proceeds on notes receivable from issuance of common stock                  -        201,000
                                                                        ------------  -------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                           17,145,818     7,885,133
                                                                        ------------  -------------
      Net increase in cash and cash equivalents                            4,745,993     5,079,332
      Cash and cash equivalents at the beginning of the year               5,092,161        12,829
                                                                        ------------  -------------
      Cash and cash equivalents at the end of the year                  $  9,838,154  $  5,092,161
                                                                        ============  =============

Unaudited Financial Tables
--------------------------

                                UNAUDITED STATEMENTS OF CASH FLOWS continued
                                                                               YEARS ENDED
                                                                              DECEMBER 31,
                                                                           2004          2003
                                                                       ------------   ------------
Supplemental cash flow information:
   Interest paid                                                       $    54,989    $    38,252
                                                                       ===========    ============
   Income taxes paid                                                   $        -     $        -
                                                                       ===========    ============

Non-cash investing item:
   Note payable issued as settlement of accounts payable               $        -     $    50,000
                                                                       ===========    ============
   Leasehold improvements funded by landlord                           $   836,448    $        -
                                                                       ===========    ============

Non-cash financing items:
   Preferred stock dividend accrued                                    $   187,500    $        -
                                                                       ===========    ============
   Beneficial conversion feature of
      convertible preferred stock                                      $   984,649    $        -
                                                                       ===========    ============
   Accretion of beneficial conversion feature
      of convertible preferred stock                                   $   215,397    $        -
                                                                       ===========    ============
   Fair value of warrants issued in connection with
      sale of preferred stock                                          $ 2,326,184    $        -
                                                                       ===========    ============
   Issuance of common stock through exercise of
      exchange right by officer                                        $    15,000    $        -
                                                                       ===========    ============
   Fair value of warrants issued in conjunction with bank lines
      of credit recorded as deferred financing costs                   $    45,838    $        -
                                                                       ===========    ============
   Exercise of stock options in exchange for note payable plus
      accrued interest due former director                             $        -     $   276,000
                                                                       ===========    ============
   Conversion of note payable plus accrued
      interest into shares of common stock                             $        -     $ 2,810,881
                                                                       ===========    ============
   Note payable issued for financing fees
    recorded as debt issuance costs                                    $        -     $   212,000
                                                                       ===========    ============
   Warrants to purchase common stock issued with convertible
    note payable recorded as debt issuance cost                        $        -     $   121,725
                                                                       ===========    ============
   Beneficial conversion feature of convertible notes
    payable recorded as debt discount                                  $        -     $ 1,543,310
                                                                       ===========    ============
   Common stock issued with convertible notes payable
    recorded as debt discount                                          $        -     $ 1,020,845
                                                                       ===========    ============


                              End of Press Release